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Exhibit (a)(1)(E)

Offer to Purchase for Cash
by
SAVIENT PHARMACEUTICALS, INC.
of
Up to 10,000,000 Shares of Its Common Stock
(including the Associated Preferred Share Purchase Rights)
at a Purchase Price Not Greater Than $6.80 nor Less Than $5.80 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON SEPTEMBER 12, 2006, UNLESS THE TENDER OFFER IS EXTENDED

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated August 14, 2006 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Tender Offer”), in connection with the offer by Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to purchase for cash up to 10,000,000 shares of its common stock, par value $0.01 per share, including the associated preferred share purchase rights (the “rights”) issued under the Rights Agreement dated as of October 7, 1998, between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended, at a price not greater than $6.80 nor less than $5.80 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Tender Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company and shall include the rights, and unless the rights are redeemed prior to the expiration of the Tender Offer, a tender of the shares will constitute a tender of the rights.

On the terms and subject to the conditions of the Tender Offer, the Company will determine a single per share price, not greater than $6.80 nor less than $5.80 per share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for shares properly tendered and not properly withdrawn in the Tender Offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders. After the Tender Offer expires, the Company will look at the prices chosen by stockholders for all of the shares properly tendered and not properly withdrawn. The Company will then select the lowest purchase price (in multiples of $0.10) within the price range specified above that will allow it to buy 10,000,000 shares, subject to its right to increase the total number of shares purchased to the extent permitted by applicable law. If fewer shares are properly tendered and not properly withdrawn, the Company will select the lowest price that will allow it to buy all the shares that are properly tendered and not properly withdrawn. All shares acquired by the Company in the Tender Offer will be acquired at the same purchase price regardless of whether the stockholder tendered at a lower price. The Company will purchase only shares properly tendered at prices at or below the purchase price it determines. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, the Company may not purchase all of the shares tendered, even if stockholders tendered at or below the purchase price, if more than the number of shares the Company seeks are properly tendered and not properly withdrawn. The Company will return shares tendered at prices in excess of the purchase price that it determines and shares that it does not purchase because of the “odd lot” priority, proration and conditional tender provisions to the tendering stockholders at its expense promptly after the Tender Offer expires. See Sections 1 and 3 of the Offer to Purchase.

If the number of shares properly tendered at or below the purchase price determined in the Tender Offer and not properly withdrawn prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase) is less than or equal to 10,000,000 shares, or such greater number of shares as the Company may elect to accept for payment, the Company will, subject to applicable law and upon the terms and subject to the conditions of the Tender Offer, purchase all shares so tendered at the purchase price determined by the Company.

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Upon the terms and subject to the conditions of the Tender Offer, if more than 10,000,000 shares, or such greater number of shares as the Company may elect to accept for payment, have been properly tendered at prices at or below the purchase price determined by the Company and not properly withdrawn prior to the Expiration Time, the Company will, subject to applicable law, purchase properly tendered shares on the basis described as follows: First, the Company will purchase all shares tendered by any stockholder who owns beneficially or of records an aggregate of fewer than 100 shares (an “Odd Lot Holder”) who tenders all shares owned beneficially and of record by the Odd Lot Holder at a price at or below the purchase price determined in the Tender Offer (tenders of less than all of the shares owned by an Odd Lot Holder will not qualify for this priority), and completes the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. Second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, the Company will purchase all other shares tendered at prices at or below the purchase price determined by the Company on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares, as described in Section 6 of the Offer to Purchase. Third, if necessary to permit the Company to purchase 10,000,000 shares (or such greater number of shares as the Company may elect to accept for payment), shares conditionally tendered (for which the condition requiring the Company to purchase a specified number of shares was not initially satisfied) at or below the purchase price determined by the Company and not properly withdrawn, will, to the extent feasible, be selected for purchase by random lot. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares. See Sections 1, 3 and 6 of the Offer to Purchase.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Tender Offer.

Please note the following:

1.      You may tender your shares at prices not greater than $6.80 nor less than $5.80 per share, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest.

2.      You should consult with your tax and investment advisors on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.      The Tender Offer is not conditioned on any minimum number of shares being tendered. The Company’s obligation to accept, and pay for, shares validly tendered pursuant to the Tender Offer is conditioned upon satisfaction or waiver of the conditions described in Section 7 of the Offer to Purchase.

4.      The Tender Offer, proration period and withdrawal rights will expire at 9:00 a.m., New York City time, on September 12, 2006, unless the Company extends the Tender Offer.

5.      As of August 9, 2006, there were approximately 61,870,000 shares of the Company’s common stock issued and outstanding. The Tender Offer is for 10,000,000 shares, constituting approximately 16.2% of the total number of issued and outstanding shares of the Company’s common stock as of August 9, 2006.

6.      If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

7.      If you are an Odd Lot Holder and you instruct us before the expiration of the Tender Offer to tender on your behalf all of the shares that you own at or below the purchase price the Company determines and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Tender Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price the Company determines and not properly withdrawn.

8.      If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of shares from all tenders

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which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Tender Offer. Please note that the Tender Offer, proration period and withdrawal rights will expire at 9:00 a.m., New York City time, on September 12, 2006, unless the Tender Offer is extended.

The Tender Offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all holders of shares of the Company’s common stock. The Tender Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Tender Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Tender Offer. However, neither the Company nor its Board of Directors nor the Dealer Manager, the Depositary nor the Information Agent are making any recommendation to you as to whether to tender or refrain from tendering your shares or as to the price or prices at which you may choose to tender your shares. You must decide as to whether to tender your shares and, if so, how many shares to tender and the price or prices at which you will tender them. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, and should consult your own tax and investment advisors.

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INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash
by
SAVIENT PHARMACEUTICALS, INC.
of
Up to 10,000,000 Shares of its Common Stock
(including the Associated Preferred Share Purchase Rights)
at a Purchase Price Not Greater Than $6.80 nor Less Than $5.80 Per Share

The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase dated August 14, 2006 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Tender Offer”), in connection with the offer by Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to purchase for cash up to 10,000,000 shares of its common stock, par value $0.01 per share, including the associated preferred share purchase rights (the “rights”) issued under the Rights Agreement dated as of October 7, 1998, between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended, at a price not greater than $6.80 nor less than $5.80 per share, net to the seller in cash, less any applicable withholding tax and without interest, upon the terms and subject to the conditions of the Tender Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company and shall include the rights, and unless the rights are redeemed prior to the Expiration Time, a tender of the shares will constitute a tender of the rights.

The undersigned hereby instructs you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Tender Offer.

In participating in the Tender Offer, the undersigned acknowledges that: (1) the Tender Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Tender Offer; (2) the undersigned is voluntarily participating in the Tender Offer; (3) the future value of the Company’s common stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Tender Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned understands that it is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender shares for such person’s own account unless at the time of tender and at the Expiration Time such person has a “net long position” in (1) a number of shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such shares for the purpose of tendering to the Company within the period specified in the Tender Offer or (2) other securities immediately convertible into, exercisable for or exchangeable into a number of shares (“Equivalent Securities”) that is equal to or greater than the number of shares tendered and, upon the acceptance of such tender, will acquire such shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Tender Offer and will deliver or cause to be delivered such shares so acquired for the purpose of tender to the Company within the period specified in the Tender Offer. The undersigned understands that Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. The undersigned understands that this Instruction Form constitutes the undersigned’s acceptance of the terms and conditions of the Tender Offer, as well as the undersigned’s representation and warranty to the Company that (1) the undersigned has a “net long position” in a number of shares or Equivalent Securities at least equal to the shares being tendered within the meaning of Rule 14e-4, and (2) such tender of shares complies with Rule 14e-4. The undersigned understands that the Company’s acceptance for payment of shares tendered pursuant to the Tender Offer will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Tender Offer.

Number of shares to be tendered by you for the account of the undersigned ________ shares*

*Unless otherwise indicated it will be assumed that all shares held by us for your account are to be tendered.

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THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)      SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined in the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

$5.80	$6.20	$6.60
$5.90	$6.30	$6.70
$6.00	$6.40	$6.80
$6.10	$6.50

OR

(2)      SHARES TENDERED AT PRICE DETERMINED IN THE TENDER OFFER (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders shares at the purchase price determined in the Tender Offer.

The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined in the Tender Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Tender Offer will be deemed to be tendered at the minimum price. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR ALL SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $5.80 PER SHARE.

CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

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ODD LOTS
(See Instruction 14 to the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning beneficially or of record fewer than 100 shares in the aggregate.

By checking this box, the undersigned represents that the undersigned owns beneficially or of record fewer than 100 shares in the aggregate and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

at the price per share indicated above in the section captioned “Shares Tendered at Price Determined by Stockholder;” or

at the purchase price, as the same will be determined by the Company in accordance with the terms of the Tender Offer (persons checking this box need not indicate the price per share above).

CONDITIONAL TENDER
(See Instruction 13 to the Letter of Transmittal)

A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Tender Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax and investment advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

The minimum number of shares that must be purchased from the undersigned, if any are purchased from the undersigned, is: _________________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked this box:

The tendered shares represent all shares owned beneficially or of record by the undersigned.

SIGNATURE

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.